Exhibit 99.1

PMC-Sierra Reports Second Quarter 2009 Results

Revenues Increase 20% Sequentially to $123.2 Million and Non-GAAP Net Income of $0.13/sh in Q2’09

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 23, 2009--PMC-Sierra, Inc. (Nasdaq:PMCS), the premier Internet infrastructure semiconductor solution provider, today reported results for the second quarter ended June 28, 2009.

Net revenues in the second quarter of 2009 were $123.2 million, an increase of 20% compared to $102.6 million in the first quarter of 2009 and 12% lower than net revenues of $139.8 million reported in the second quarter of 2008.

Net income in the second quarter of 2009 on a GAAP basis was $7.8 million (GAAP diluted earnings per share of $0.03) compared with a net loss of $3.9 million (GAAP loss per share of $0.02) in the first quarter of 2009 and net income of $135.9 million (GAAP diluted earnings per share of $0.60) in the second quarter of 2008.

Non-GAAP net income in the second quarter of 2009 was $29.7 million (non-GAAP diluted earnings per share of $0.13), an increase of 140% compared to $12.4 million (non-GAAP diluted earnings per share of $0.06) in the first quarter of 2009 and matching the non-GAAP diluted earnings per share of $0.13 in the second quarter of 2008, which was our peak revenue quarter last year.

“In the second quarter of 2009, we benefited from a solid ramp in our new 6Gb/s SAS RAID-on-Chip device at H-P and improved demand in our Fiber-To-The-Home business,” said Greg Lang, president and chief executive officer of PMC-Sierra. “Continued cost control allowed us to achieve the same level of non-GAAP net income as in the second quarter of 2008 but on revenue that was 12% below the peak level last year.”

Net income on a non-GAAP basis in the second quarter of 2009 excludes the following items: (i) $5.6 million stock-based compensation expense; (ii) $9.8 million amortization of purchased intangible assets; (iii) $0.3 million restructuring costs; (iv) $0.7 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; (v) $2.9 million foreign exchange loss on foreign tax liabilities; and (vi) $2.5 million income tax provision, which includes $1.5 million net deferred tax expense relating to foreign exchange translation of a foreign subsidiary, and other items.

For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

The Company made the following announcements in Q2 2009:

  We introduced our HyPHY 20G and HyPHY 10G devices that enable the convergence of high-bandwidth data, video and voice services over Optical Transport Network (OTN-based) Metro infrastructures. PMC-Sierra’s HyPHY products can reduce line card variants by 75 percent, achieve 50 percent power savings, and deliver multi-service aggregation flexibility to accelerate the transition to IP-optimized OTN networks. Our devices are low-power, cost-effective service gateways with simultaneous protocol support for Carrier Ethernet, Video, SAN, OTN and SONET/SDH, enabling OEMs to deliver Reconfigurable Optical Add-Drop Multiplexer (ROADM), Optical Transport Platform (OTP) and Micro OTP (µ-OTP) equipment that allow carriers to reduce their operational and capital expenditures.

  We announced our storage partner Promise Technology Inc.—a leading supplier of RAID storage solutions for enterprise and SMB customers—was selected by NEC for its new 6Gb/s SAS server platforms. Promise’s SuperTrak 6G RAID controller card line is powered by PMC-Sierra’s PM8011 SRC 8x6G 6Gb/s SAS RAID-on-Chip controller, which enables NEC’s next-generation servers to offer the latest in server storage technology. The new servers provide NEC’s customers with a proven, industry-hardened RAID stack and 6Gb/s SAS RAID controller platform featuring superior levels of performance and scalability.

Second Quarter 2009 Conference Call

Management will review the results for the second quarter of 2009 and provide an outlook for the third quarter of 2009 during a conference call at 2:30 p.m. Pacific Time/5:30 p.m. Eastern Time on July 23, 2009. The conference call webcast will be accessible under the Financial Events and Calendar section at http://investor.pmc-sierra.com/. To listen to the conference call live by telephone, dial 416-640-3404 approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 647-436-0148 using the access code 4670336. A replay of the webcast will be available for five business days.

Third Quarter 2009 Conference Call

PMC-Sierra is planning to release its results for the third quarter of 2009 on October 22, 2009. A conference call will be held on the day of the release to review the quarter and provide an outlook for the fourth quarter of 2009.

Safe Harbor Statement

PMC-Sierra’s forward-looking statements are subject to risks and uncertainties. Actual results may differ from these projections, and reported results should not be considered as an indication of future performance. The Company’s SEC filings describe more fully the risks associated with the Company’s business including PMC-Sierra’s limited revenue visibility due to variable customer demands, uncertainty in the financial and credit markets, market segment growth or decline, orders with short delivery lead times, customer concentration, and other items such as foreign exchange rates. The Company does not undertake any obligation to update the forward-looking statements.

About PMC-Sierra

PMC-Sierra®, the premier Internet infrastructure semiconductor solution provider, offers its customers technical and sales support worldwide through a network of offices in North America, Europe, Israel and Asia. PMC-Sierra provides semiconductor solutions for Enterprise Storage, Wide Area Network Infrastructure, Fiber To The Home, and Laser Printer/SMB NAS markets. The Company is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit www.pmc-sierra.com.

© Copyright PMC-Sierra, Inc. 2009. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. Other product and company names mentioned herein may be trademarks of their respective owners.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 28,	March 29,	June 29,	June 28,	June 29,
	2009	2009	2008	2009	2008
			Restated *		Restated *

Net revenues	$123,194	$102,572	$139,839	$225,766	$264,879
Cost of revenues	39,413	36,803	49,073	76,216	92,379
Gross profit	83,781	65,769	90,766	149,550	172,500

Other costs and expenses:
Research and development	36,383	38,628	39,995	75,011	77,305
Selling, general and administrative	22,222	21,889	24,180	44,111	48,389
Amortization of purchased intangible assets	9,836	9,836	9,836	19,672	19,672
Restructuring costs and other charges	303	335	157	638	1,044

Income (loss) from operations	15,037	(4,919)	16,598	10,118	26,090

Other income (expense):
Foreign exchange gain (loss)	(2,867)	4,070	(1,066)	1,203	2,092
Gain on repurchase of senior convertible notes, net	-	-	-	-	4,931
Amortization of debt issue costs	(50)	(50)	(93)	(100)	(238)
Loss on subleased facilities	-	(538)	-	(538)	-
Interest income (expense), net	(841)	(811)	113	(1,652)	440
Income (loss) before provision for income taxes	11,279	(2,248)	15,552	9,031	33,315

Recovery of (provision) for income taxes	(3,430)	(1,669)	120,397	(5,099)	81,711
Net income (loss)	$7,849	$(3,917)	$135,949	$3,932	$115,026

Net income (loss) per common share - basic	$0.03	$(0.02)	$0.62	$0.02	$0.52
Net income (loss) per common share - diluted	$0.03	$(0.02)	$0.60	$0.02	$0.52

Shares used in per share calculation - basic	224,861	223,844	221,008	224,353	220,470
Shares used in per share calculation - diluted	227,883	223,844	224,984	226,327	222,966

* Effective December 29, 2008, the Company retrospectively adopted Financial Accounting Standards Board issued Staff Position Accounting Principles
Board Opinion 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlements).
Accordingly, the comparative condensed consolidated financial statements have been restated.

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, restructuring costs and other charges, other income (expense), provision for (recovery of) income taxes, operating expenses, operating income (loss), net income (loss), and basic and diluted net income (loss) per share.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis.  Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results.  In addition, the measures are used for planning and forecasting of the Company's future periods.  However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures.  Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.

Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense, Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets, Restructuring Costs and Other Charges, Other Income (Expense), Provision for (Recovery of) Income Taxes, Operating Expenses, Operating Income (Loss), Net Income (Loss), and Basic and Diluted Net Income (Loss) Per Share

(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 28,	March 29,	June 29,	June 28,	June 29,
	2009 (1)	2009 (2)	2008 (3)	2009 (4)	2008 (5)
			Restated *		Restated *

GAAP cost of revenues	$39,413	$36,803	$49,073	$76,216	$92,379
Stock-based compensation	(226)	(205)	(410)	(431)	(726)
Non-GAAP cost of revenues	$39,187	$36,598	$48,663	$75,785	$91,653

GAAP gross profit	$83,781	$65,769	$90,766	$149,550	$172,500
Stock-based compensation	226	205	410	431	726
Non-GAAP gross profit	$84,007	$65,974	$91,176	$149,981	$173,226

Non-GAAP gross profit %	68%	64%	65%	66%	65%

GAAP research and development expense	$36,383	$38,628	$39,995	$75,011	$77,305
Stock-based compensation	(2,062)	(2,331)	(3,220)	(4,393)	(6,383)
Exclusion of termination costs	-	(1,168)	-	(1,168)	-
Non-GAAP research and development expense	$34,321	$35,129	$36,775	$69,450	$70,922

GAAP selling, general and administrative expense	$22,222	$21,889	$24,180	$44,111	$48,389
Stock-based compensation	(3,343)	(2,925)	(3,725)	(6,268)	(7,253)
Exclusion of termination costs	-	(771)	-	(771)	-
Non-GAAP selling, general and administrative expense	$18,879	$18,193	$20,455	$37,072	$41,136

GAAP amortization of purchased intangible assets	$9,836	$9,836	$9,836	$19,672	$19,672
Exclusion of amortization of purchased intangible assets	(9,836)	(9,836)	(9,836)	(19,672)	(19,672)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP restructuring costs and other charges	$303	$335	$157	$638	$1,044
Exclusion of restructuring costs and other charges	(303)	(335)	(157)	(638)	(1,044)
Non-GAAP restructuring costs and other charges	$-	$-	$-	$-	$-

GAAP other income (expense)	$(3,758)	$2,671	$(1,046)	$(1,087)	$7,225
Loss on subleased facilities	-	538	-	538	-
Accretion of the debt discount related to the senior convertible notes	742	728	1,274	1,470	3,180
Gain on repurchase of senior convertible notes, net	-	-	-	-	(4,931)
Foreign exchange loss (gain) on foreign tax liabilities	2,889	(3,576)	765	(687)	(2,839)
Non-GAAP other income (expense)	$(127)	$361	$993	$234	$2,635

GAAP provision for (recovery of) income taxes	$3,430	$1,669	$(120,397)	$5,099	$(81,711)
Recovery of (provision for) income tax matters	(2,450)	(1,030)	125,584	(3,480)	92,176
Non-GAAP provision for (recovery of) income taxes	$980	$639	$5,187	$1,619	$10,465

	Three Months Ended			Six Months Ended
	June 28,	March 29,	June 29,	June 28,	June 29,
	2009 (1)	2009 (2)	2008 (3)	2009 (4)	2008 (5)
			Restated *		Restated *

GAAP operating expenses	$68,744	$70,688	$74,168	$139,432	$146,410
Stock-based compensation	(5,405)	(5,256)	(6,945)	(10,661)	(13,636)
Exclusion of termination costs	-	(1,939)	-	(1,939)	-
Exclusion of amortization of purchased intangible assets	(9,836)	(9,836)	(9,836)	(19,672)	(19,672)
Exclusion of restructuring costs and other charges	(303)	(335)	(157)	(638)	(1,044)
Non-GAAP operating expenses	$53,200	$53,322	$57,230	$106,522	$112,058

GAAP operating income (loss)	$15,037	$(4,919)	$16,598	$10,118	$26,090
Stock-based compensation	5,631	5,461	7,355	11,092	14,362
Exclusion of termination costs	-	1,939	-	1,939	-
Exclusion of amortization of purchased intangible assets	9,836	9,836	9,836	19,672	19,672
Exclusion of restructuring costs and other charges	303	335	157	638	1,044
Non-GAAP operating income (loss)	$30,807	$12,652	$33,946	$43,459	$61,168

GAAP net income (loss)	$7,849	$(3,917)	$135,949	$3,932	$115,026
Stock-based compensation	5,631	5,461	7,355	11,092	14,362
Exclusion of termination costs	-	1,939	-	1,939	-
Exclusion of amortization of purchased intangible assets	9,836	9,836	9,836	19,672	19,672
Exclusion of restructuring costs and other charges	303	335	157	638	1,044
Loss on subleased facilities	-	538	-	538	-
Accretion of the debt discount related to the senior convertible notes	742	728	1,274	1,470	3,180
Gain on repurchase of senior convertible notes, net	-	-	-	-	(4,931)
Foreign exchange loss (gain) on foreign tax liabilities	2,889	(3,576)	765	(687)	(2,839)
Provision for (recovery of) income tax matters	2,450	1,030	(125,584)	3,480	(92,176)
Non-GAAP net income	$29,700	$12,374	$29,752	$42,074	$53,338

Non-GAAP net income per share - basic	$0.13	$0.06	$0.13	$0.19	$0.24
Non-GAAP net income per share - diluted	$0.13	$0.06	$0.13	$0.19	$0.24

Shares used to calculate non-GAAP net income per share - basic	224,861	223,844	221,008	224,353	220,470
Shares used to calculate non-GAAP net income per share - diluted	227,883	224,771	224,984	226,327	222,966

Non-GAAP adjustments

(1) $5.6 million stock-based compensation expense; $9.8 million amortization of purchased intangible assets; $0.3 million restructuring costs; $0.7 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $2.9 million foreign exchange loss on foreign tax liabilities; and $2.5 million income tax provision which includes $1.5 million net deferred tax expense relating to foreign exchange translation of a foreign subsidiary, $0.3 million arrears interest relating to unrecognized tax benefits, $1.2 million tax effect on inter-company transactions, and $0.5 million income tax recovery related to the adjustments above.

(2) $5.5 million stock-based compensation expense; $1.9 million termination costs; $9.8 million amortization of purchased intangible assets; $0.3 million restructuring costs; $0.5 million loss on subleased facilities; $0.7 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $3.6 million foreign exchange gain on foreign tax liabilities; and $1.0 million income tax provision which includes $0.9 million net deferred tax recovery relating to foreign exchange translation of a foreign subsidiary, $0.4 million arrears interest relating to unrecognized tax benefits, $0.7 million tax adjustments relating to prior periods, $0.3 million income tax related to foreign exchange gain on a foreign tax liability, $1.0 million tax effect on inter-company transactions, and $0.5 million income tax recovery related to adjustments above.

(3) $7.4 million stock-based compensation expense; $9.8 million amortization of purchased intangible assets; $0.2 million restructuring costs related to severance; $1.3 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $0.8 million foreign exchange loss on foreign tax liabilities; and $125.6 million income tax recovery which includes $124.3 million related to an adjustment to the accrual for unrecognized tax benefits, and $1.3 million income tax effect related to the non-GAAP adjustments above.

During the second quarter of 2008, the Company reached a settlement on several ongoing foreign tax matters related to prior years for amounts less than had been accrued as unrecognized tax benefits.  As part of the settlement, the Company agreed to a cash payment of $18.0 million and utilized $38.1 million in investment tax credits.

(4) $11.1 million stock-based compensation expense; $1.9 million termination costs; $19.7 million amortization of purchased intangible assets; $0.6 million restructuring costs; $0.5 million loss on subleased facilities; $1.5 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $0.7 million foreign exchange gain on foreign tax liabilities; and $3.5 million income tax provision which includes $0.6 million net deferred tax expense relating to foreign exchange translation of a foreign subsidiary, $0.7 million arrears interest relating to unrecognized tax benefits, $0.7 million tax adjustments relating to prior periods, $0.3 million income tax related to foreign exchange gain on a foreign tax liability, $2.2 million tax effect on inter-company transactions, and $1.0 million income tax recovery related to adjustments above.

(5) $14.4 million stock-based compensation expense; $19.7 million amortization of purchased intangible assets; $1.0 million restructuring costs including $0.4 million for severance and $0.6 million for excess facilities; $3.2 million of non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; $4.9 million gain on repurchase of senior convertible notes, net; $2.8 million foreign exchange gain on foreign tax liabilities; and $92.2 million income tax recovery which includes $91.7 million related to the net adjustment to the accrual for unrecognized tax benefits; and $0.5 million income tax effect related to the non-GAAP adjustments above.

During the second quarter of 2008, the Company reached a settlement on several ongoing foreign tax matters related to prior years for amounts less than had been accrued as unrecognized tax benefits.  As part of the settlement, the Company agreed to a cash payment of $18.0 million and utilized $38.1 million in investment tax credits.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 28,	December 28,
	2009	2008
		Restated *
ASSETS:
Current assets:
Cash and cash equivalents	$169,880	$97,839
Short-term investments	67,453	209,685
Accounts receivable, net	45,441	40,191
Inventories, net	25,522	34,003
Prepaid expenses and other current assets	17,869	9,683
Deferred tax assets	1,107	3,949
Total current assets	327,272	395,350

Goodwill	396,144	396,144
Intangible assets, net	132,986	153,956
Investment securities	117,239	-
Prepaid expenses	23,700	-
Property and equipment, net	14,575	15,858
Investments and other assets	10,046	3,512
Deposits for wafer fabrication capacity	5,145	5,145
	$1,027,107	$969,965

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$16,392	$17,066
Accrued liabilities	52,907	51,390
Liability for unrecognized tax benefit	25,371	23,398
Income taxes payable	15,012	-
Deferred income taxes	2,106	2,042
Accrued restructuring costs	5,019	5,938
Deferred income	10,585	11,200
Total current liabilities	127,392	111,034

2.25% senior convertible notes due October 15, 2025, net	56,827	55,357
Long-term obligations	5,481	503
Deferred taxes and other tax liabilities	20,085	17,806
Liability for unrecognized tax benefit	7,563	3,352

PMC special shares convertible into 2,023 (2008 - 2,045) shares of common stock	2,637	2,655

Stockholders' equity
Common stock and additional paid in capital	1,491,529	1,471,717
Accumulated other comprehensive loss	902	(3,218)
Accumulated deficit	(685,309)	(689,241)
Total stockholders' equity	807,122	779,258
	$1,027,107	$969,965

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended

	June 28,	June 29,
	2009	2008
		Restated *

Cash flows from operating activities:
Net income	$3,932	$115,026
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	11,092	14,362
Depreciation and amortization	28,289	26,439
Non-cash accretion of investment securities	(1,054)	-
Foreign exchange gain on tax liability, net	(687)	(2,527)
Gain on repurchase of senior convertible notes, net	-	(4,931)
Loss on subleased facilities	538	-

Changes in operating assets and liabilities:
Accounts receivable	(5,250)	(5,680)
Inventories	8,732	(3,472)
Prepaid expenses and other current assets	(916)	4,076
Accounts payable and accrued liabilities	(2,843)	(6,101)
Deferred income taxes and income taxes payable	3,086	(82,381)
Accrued restructuring costs	(919)	(2,461)
Deferred income	(615)	791
Net cash provided by operating activities	43,385	53,141
Cash flows from investing activities:
Purchases of property and equipment	(2,983)	(3,369)
Purchases of intangible assets	(1,384)	(4,330)
Redemption of short-term investments	170,802	-
Disposals of investment securities	1,000	-
Purchases of investment securities	(145,797)	-
Net cash provided by (used in) investing activities	21,638	(7,699)

Cash flows from financing activities:
Repurchase of senior convertible notes	-	(95,491)
Proceeds from issuance of common stock	7,018	8,059
Net cash provided by (used in) financing activities	7,018	(87,432)

Effect of exchange rate changes on cash and cash equivalents	-	(658)
Net increase (decrease) in cash and cash equivalents	72,041	(42,648)
Cash and cash equivalents, beginning of the period	97,839	364,922
Cash and cash equivalents, end of the period	$169,880	$322,274

CONTACT:
PMC-Sierra, Inc.
Vice President & CFO
Mike Zellner, 1-408-988-1204
VP Marketing Communications
David Climie, 1-408-988-8276
Sr Manager, Communications
Susan Shaw, 1-408-988-8515